                                                                 Exhibit 10 (ii)

                 PATENT, TECHNICAL DATA AND ASSISTANCE LICENSE

     This Agreement effective the 1st day of January, 1997, and made between Tice Engineering and Sales, Inc., a Delaware, USA corporation having a place of business at Tice Plaza, 6711 Maynardville Highway, Knoxville, Tennessee 37918, (hereinafter "Tice") and Brother Industries, Ltd. a Japanese company, having a place of business at 15-1 Naeshiro-cho, Mieuho-ku, Nagoya, 467 JAPAN (hereinafter "Licensee").

                               WITNESSETH THAT:

     WHEREAS, Tice possesses technical information and knowledge and is able to provide technical assistance and services relating to electronically geared sewing machines, to the assembly, manufacture and use thereof, and to methods of sewing;

     WHEREAS, Tice is the owner of all right, title and interest in and to the Letters Patent, Utility Models, and applications therefor as listed in Schedule A;

     WHEREAS, Tice has provided technical information to Licensee in accordance with confidentiality and non-disclosure agreements executed by Tice and Licensee's Affiliates; and

     WHEREAS, Licensee desires to acquire and Tice is willing to grant, transmit to and provide Licensee the rights, licenses, technical assistance, technical knowledge and services as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, it is hereby agreed as follows:

                                   ARTICLE I

     As used herein unless the context otherwise requires:

1.1 (a) "PATENTS" means the unexpired Letters Patent, Utility Models, and applications therefor owned or controlled by Tice as of the date of this Agreement relating to electronically geared sewing machines including but not limited to those listed in Schedule A hereof, and any continuation, continuation in part, division, reissue or extension thereof and any patents or the like issuing thereon.

     (b) "IMPROVEMENT PATENTS" means any unexpired Letters Patent, utility model, inventors certificate or the like and applications therefor hereafter filed or acquired by Tice during the initial seven years (7) of the term of this Agreement relating to an improvement in electronically geared sewing machines or to an improved method of assembling, making or using the same or to an improved method of sewing.

1.2 (a) "KNOW-HOW" means technical information or knowledge now possessed by Tice relating to electronically geared sewing machines; methods of assembling, making and using the same; and to methods of sewing including, among other things, blueprints, drawings, structural parameters, manufacturing, assembly procedures and methods, engineering standards, methods and procedures for material and component selection, operating and service instructions, but not including technical information or knowledge pertaining to software but including:

               (i) informative and knowledge heretofore disclosed to Licensee in accordance with confidentiality and non-disclosure agreements entered into by Tice and Licensee and in anticipation of this Agreement ("Communicated KNOW-HOW"); and

               (ii) information and knowledge which has not been disclosed to
                    Licensee as of the date of this Agreement ("Additional KNOW-HOW").

     (b) "IMPROVEMENT KNOW-HOW" means technical information or knowledge acquired by Tice during the initial seven (7) years of the term of this Agreement relating to an improvement in KNOW-HOW, improved methods of sewing, improved electronically geared sewing machines or to an improved method or means for assembling, making or using electronically geared sewing machines.

1.3 "TECHNICAL ASSISTANCE" means the assistance of Tice in the design, specification, drawing and other engineering functions relating to electronically geared sewing machines, as requested by Licensee and utilizing KNOW-HOW and/or IMPROVEMENT KNOW-HOW, as appropriate and provided for pursuant to Section 2.4 hereof.

1.4 "PRODUCTION TECHNICAL TRAINING" means instruction and training in the assembly and manufacture of PRODUCT as requested by Licensee and utilizing KNOW-HOW and/or IMPROVEMENT KNOW-HOW, as appropriate pursuant to Section 2.4.

1.5 "PATENTED METHOD" means a method claimed in a PATENT or, as provided for pursuant to Section 2.4 hereof, an IMPROVEMENT PATENT.

1.6 "PATENTED PRODUCT" means an apparatus or the like covered by one or more claims of a PATENT or used or adapted for use to practice a PATENTED METHOD covered by one or more claims of a Patent or, as provided for pursuant to Section 2.4 hereof, an IMPROVEMENT PATENT provided that a continuing royalty shall be payable based on a pending priority patent application and corresponding patent applications pending in different countries or communities only after a claim has been indicated to be allowable in one of said applications by a Patent Office listed in Schedule C whereupon a continuing royalty shall be payable based on and with respect to each said corresponding application, including the priority application and, upon the grant of each corresponding Patent, continuing royalty shall be due and payable for the full term of such Patent during this Agreement. Tice agrees timely to provide Licensee with a copy of such Patent Office action(s) which indicate a claim is allowable together with a copy of the patent application in which the claim is indicated to be allowable. Licensee agrees not to disclose this information to another party until the information is available to the public and this information shall not be considered KNOW-HOW or IMPROVEMENT KNOW-HOW under Section 3.3. Tice also agrees to provide Licensee with a copy of each issued Patent under which a license has been granted pursuant to this Agreement or a Supplementary Agreement pursuant to Section 2.4.

1.7 "LICENSED PRODUCT" means electronically geared sewing machines or the like and spare, repair and replacement parts therefor, designed, made, assembled, or used utilizing, in accordance with, or embodying KNOW-HOW or IMPROVEMENT KNOW-HOW, as provided pursuant to Section 2.4 hereof, or with or embodying TECHNICAL ASSISTANCE and/or PRODUCTION TECHNICAL TRAINING or information derived therefrom.

1.8 "PRODUCT" means a PATENTED PRODUCT, a LICENSED PRODUCT and/or apparatus used or adapted for use to practice a PATENTED METHOD.

1.9 "CATEGORY" means a category of PRODUCTS in the Field listed in Schedule B.

1.10 "INTRODUCTION DATE" means, with respect to each Category, the date of the first commercial shipment of a PRODUCT in that Category.

1.11 "MILESTONE DATE" means, with respect to each Category, the date on which the aggregate Net Sales of all PRODUCT in that Category by License and its Affiliates equals $30,000,000 U.S.

1.12 "NET SALES" means the f.o.b. factory price for the sale of a Product exclusive of allowance or returns but in no event less than the most recent invoice price for the nearest equivalent PRODUCT sold to an unrelated third party in an arms length transaction within six (6) months.

1.13      "FIELD" means the field of industrial sewing machines.

1.14      "TERRITORY" means the world.

1.15 "AFFILIATE" means an entity at least fifty percent (50%) of whose voting share capitol is owned or directly or indirectly controlled by Licensee.

                                  ARTICLE II
                                  ----------

2.1 Tice grants to Licensee and its AFFILIATES a non-exclusive license to make, assemble, use and sell PATENTED PRODUCT in the FIELD in the TERRITORY under the PATENTS.

2.2 Tice grants to Licensee and its AFFILIATES a non-exclusive right to grant sublicenses, including paid-up sublicenses, to their customers to practice PATENTED METHODS in the FIELD in the TERRITORY utilizing PRODUCT purchased from Licensee or an AFFILIATE on which a royalty is paid pursuant to Section 3.2 hereof.

2.3 Tice grants Licensee and its AFFILIATES a non-exclusive license to use COMMUNICATED KNOW-HOW and, upon the transfer of ADDITIONAL KNOW-HOW at LICENSEE'S request pursuant to this Section 2.3 and Section 5.1, ADDITIONAL KNOW-HOW in the FIELD to design, specify, assemble, make, use and sell PRODUCT in the FIELD in the TERRITORY. Tice agrees to transfer ADDITIONAL KNOW-HOW to Licensee within ninety (90) days following execution of this Agreement upon Licensee's written request.

2.4 Tice agrees to timely inform Licensee of the existence of any IMPROVEMENT PATENT(S) and/or IMPROVEMENT KNOW-HOW in the FIELD hereafter filed or developed by Tice. Tice shall provide Licensee with a general description of the Improvement, its use, benefits and the like to facilitate Licensee's evaluation provided that in no event shall Tice disclose or be required to disclose information pertaining to the Improvement which is considered by Tice to be confidential KNOW-HOW or IMPROVEMENT KNOW-HOW until Licensee has requested such in writing. Tice shall, at

          Licensee's written request, enter a Supplementary Agreement relating to said IMPROVEMENT PATENTS and/or IMPROVEMENT KNOW-HOW in the FIELD at terms and conditions to be negotiated and subject to such prior approvals, registrations or the like as may then be required by any governmental or community agency for the performance of this Agreement.

2.5 No right or license is granted hereby, by implication or otherwise, under any patent, patent application, technical information, know-how, trade secret, trademark, trademark application or registration or trade name of Tice or in any field except as specifically provided herein.

                                  ARTICLE III
                                  -----------

3.1 Licensee shall and agrees to pay Tice an Initial License Fee comprising (i) $250,000 U.S. within thirty (30) days of the execution of this Agreement by Licensee and (ii) installment payments within thirty (30) days of the INTRODUCTION DATE and within sixty (60) days of the MILESTONE DATE for each CATEGORY in accordance with the following schedule:

                                        Introduction         Milestone
                                            Date               Date
                                        ------------        -----------
            Category I                       --             $250,000 US
            Category 2 to 12            $250,000 US          250,000 US

          Tice shall have the right, at its option, to adjust the U.S. Dollar amounts listed above in this Section 3.1 for any installment payment which comes due and payable in each year after December 31, 2001 by written notice to Licensee. If Tice exercises such right, the amounts due shall be determined by multiplying the amount listed above by the fraction having as its numerator the Annual Average of the Consumer Price Index for all Urban Consumers, U.S. City Average, 1967 = 100, as published by the U.S. Department of Labor Statistics, for the preceding calendar year then ended and having as its denominator the Annual Average for the same Consumer Price index for the year 1996. If such Consumer Price Index is no longer published, then an index selected by Tice and reasonably acceptable to Licensee which reflects the changing purchasing power of U.S. currency and which is published by the U.S. Government or, in the absence of such government publication, a reputable private organization shall be substituted for such Consumer Price Index.

3.2 Licensee agrees to pay or cause an AFFILIATE to pay Tice a continuing patent royalty of two percent (2%) of Licensee's and its AFFILIATES NET SALES of PATENTED PRODUCT assembled, made, used, sold, or sold or adapted for use under a PATENT and, subject to a Supplementary

          Agreement pursuant to Section 2.4 hereof, an IMPROVEMENT PATENT.

3.3 Licensee agrees to pay or cause an AFFILIATE to pay Tice a continuing technical fee for COMMUNICATED KNOW-HOW and, upon and after the transfer of ADDITIONAL KNOW-HOW at Licensee's written request pursuant hereto, ADDITIONAL KNOW-HOW and, subject to a Supplementary Agreement pursuant to Section 2.4 hereof, IMPROVEMENT KNOW-HOW of one and three quarter percent (1.75%) of Licensee's and its AFFILIATES NET SALES of LICENSED PRODUCT assembled, made, used, or sold by Licensee and its AFFILIATES, said technical fee to be payable (i) with respect to COMMUNICATED KNOW-HOW, for a period ending five (5) years from the date of this Agreement and (ii), with respect to ADDITIONAL KNOW-HOW or, as appropriate, IMPROVEMENT KNOW-HOW, for a period ending ten (10) years from the date of the first commercial sale of PRODUCT by Licensee or the last transfer of KNOW-HOW or, as appropriate, IMPROVEMENT KNOW-HOW or the provision of TECHNICAL ASSISTANCE or TRAINING pursuant to Section 5.1, whichever last occurs. Any disagreement which may arise as to whether a technical fee is due Tice arising from Licensee's and/or an Affiliates' use of COMMUNICATED KNOW-HOW with respect to a Product introduced after the date of this Agreement, shall be finally settled under the Rules of the American

          Arbitration Association by an arbitrator appointed according to said Rules, it being agreed by the parties that a technical fee is due with respect to Product introduced prior to the execution of this Agreement. The arbitrator shall apply substantive Tennessee law. The arbitration shall take place in Chicago, Illinois.

3.4 Only one continuing royalty or fee namely the highest amount payable under Section 3.2 or 3.3 hereof, as appropriate, shall be due Tice for each PRODUCT sold by Licensee or an AFFILIATE.

3.5 Licensee agrees to pay or cause an AFFILIATE to pay Tice eighty percent (80%) of the sub-license income, if any, Licensee and its Affiliates receive pursuant to sublicenses grant under this Agreement.

3.6 Licensee and its AFFILIATES agrees to exercise their best effort to exploit the PATENTS however Licensee has no obligation to produce or use Product in any CATEGORIES unless clearly set forth in a written document signed by Licensee and has no obligation to pay an initial fee for categories in which Licensee and its Affiliates do not make, use, or sell Products.

                                  ARTICLE IV
                                  ----------

4.1 Licensee and its AFFILIATES shall keep complete and proper records of all PRODUCTS assembled, made, used, sold or otherwise disposed of by Licensee and its

          AFFILIATES or sold for use to practice or sublicensed to practice a PATENTED METHOD on a separate, royalty bearing basis, with credit shown for returns for which credit is given to customers, such records to show separately the quantity of PRODUCTS assembled, made, and sold to each customer or otherwise used or disposed of, NET SALES totals, customers to whom a separate, royalty bearing sublicense is granted, the date of invoice and shipment and any sublicense income received. Sales shall be considered as made on the date of invoice or shipment, whichever shall first occur. On or before the last day of February and August of each year during the term hereof and on the sixtieth (60th) day after termination hereof, Licensee shall send Tice a report, in writing, certified by an officer of Licensee as to its correctness, showing separately the NET SALES of PRODUCT assembled, made, used, sold, or otherwise disposed of by Licensee and its AFFILIATES, any sublicense income received by Licensee and its AFFILIATES, the parties to whom a separate, royalty hearing sublicense has been granted and a PRODUCT sold and computing the amount due Tice, for the preceding calendar half. Unless Licensee shall be otherwise directed in writing by Tice, each such report shall be accompanied by the proper amount then payable to Tice as shown in such report. Licensee shall make application for any permission required from any governmental agency to make the payments required hereunder within thirty (30) days after the close of each calendar half with respect to the payments due for said calendar half and shall promptly notify Tice of any unfavorable decision on said application.

4.2 Tice shall have the right, during reasonable business hours, to have the correctness of any such report audited, at its expense, by an independent public accountant chosen by Tice who may examine records of Licensee and its AFFILIATES only on material pertinent to this Agreement. Such records of Licensee and its AFFILIATES shall be kept available for at least four (4) years after termination of the calendar year in which they are made. At Tice's request, but no more than once with respect to each calendar year, Licensee agrees to cause, at Tice's expense, its outside auditors to provide Tice with a statement representing that the records, reports and payments kept and made by Licensee and its AFFILIATES are accurate and correct and that Licensee or its AFFILIATES have made the payments required hereunder.

4.3 Unless Licensee shall be otherwise directed in writing by Tice, all payments called for under this Agreement shall be in United States currency payable to Tice by wire transfer at Sun Trust Bank of East Tennessee, Drawer 5500, Knoxville, Tennessee 37997 USA; Account No. 5613264; Routing No. 064207441, without deduction for taxes of any kind, provided that if any government shall assess and require Licensee to withhold and pay any tax on behalf of Tice, as a percentage of the payments provided for herein, and if Licensee shall pay such taxes, furnish Tice evidence satisfactory to the Internal Revenue Service of the United States that said withheld taxes have been paid on behalf of Tice and if Tice is entitled to a United States tax credit therefor by treaty or law, then Licensee may deduct from such payments the amount of such taxes actually paid by Licensee on behalf of Tice.

4.4 The amount of payments accrued other than in U.S. currency, shall be converted directly into U.S. dollars (if a direct exchange rate between the currencies is available) at the foreign exchange rate quoted for the country in which the royalty accrued by the Tokyo branch of Citibank, N.A., at the close of banking on the last business day of the royalty report period.

4.5 Licensee shall pay Tice interest at the U.S. prime rate on the date of payment plus two percent (2%), per annum compounded quarterly on any payment that is overdue hereunder from the date such payment is due to the date of payment. This interest payment shall be in addition to any other remedy provided Tice by law or this Agreement.

                                   ARTICLE V
                                   ---------

5.1 Within ninety (90) days of the execution of this Agreement and at the written request of Licensee, Tice agrees to provide Licensee with ADDITIONAL KNOW-HOW and Tice further agrees:

     (a) To the end that Licensee may be well informed of said KNOW-HOW and receive TECHNICAL ASSISTANCE and PRODUCTION TECHNICAL TRAINING, there may be visitation of personnel of both parties at the reasonable written request of Licensee and by prearrangement with Tice, all traveling expenses to and from Tice's facility and living expenses for Licensee's personnel away from home shall be borne by Licensee under the following conditions:

               (i) Licensee may send not more than four (4) qualified personnel to a facility designated by Tice for training and instruction on KNOW-HOW and for TECHNICAL ASSISTANCE and PRODUCTION TECHNICAL TRAINING for a period of two (2) weeks initially and thereafter for at least a one (1) week period, in any calendar year during the initial seven (7) years of the term hereof. Salaries, travel expenses and all other expenses of Licensee's employees shall be borne by Licensee. Licensee agrees to pay Tice a fee for each man-day of training and instruction at Tice's published daily service rate.

               (ii) At Licensee's reasonable written request, Tice shall send a qualified technical person to a Licensee's plant from time to time during the initial seven (7) calendar years of the term hereof to assist Licensee in the use of KNOW-HOW and to provide TECHNICAL ASSISTANCE and TRAINING. Licensee shall pay Tice at Tice's published daily service rate for each day or fraction thereof away from home for each such technical person supplied to Licensee pursuant hereto and, in addition, shall pay all travel, (business class outside the U.S.) living and other expenses incurred by Tice's employees.

     (b) Representatives of either party shall at all times during their presences on the premises of the other be subject to plant rules and regulations of such other party pertaining to conduct of persons other than employees, but they shall not for any purpose be deemed to be employed by, or considered as an agent of, such other party. Licensee shall maintain Workman's Compensation and health insurance, each of which is valid with respect to the U.S., covering each employee of Licensee during his or her presence on the premises of Tice.

     (c) Tice agrees to fulfill the obligations provided in subparagraphs (a) and (b) of this Section 5.1 with respect to IMPROVEMENT KNOW-HOW, and TECHNICAL ASSISTANCE related thereto, subject to a Supplementary Agreement pursuant to Section 2.4 hereof.

5.2 Licensee agrees that said KNOW-HOW and IMPROVEMENT KNOW-HOW, as appropriate, is confidential and agree not to disclose or use, except pursuant hereto and notwithstanding termination hereof, said KNOW-HOW and IMPROVEMENT KNOW-HOW, as appropriate, to the extent that it is not in the public domain. Licensee agrees to limit access to KNOW-HOW, and, as appropriate, IMPROVEMENT KNOW-HOW to those of its employees which have a need to have access to facilitate Licensee's use thereof and who have an agreement with Licensee to hold confidential information received from third parties confidential. Licensee agrees to provide Tice with a list of its employees who have been given access to KNOW-HOW and, as appropriate, IMPROVEMENT KNOW-HOW on each December 1 during the term of this AGREEMENT and at such other times as Tice shall request.

                                  ARTICLE VI
                                  ----------

6.1 Tice shall not be liable for any consequences or damage arising out of or resulting from anything made available hereunder including the licensing or practice of Patents nor be liable to Licensee or its Affiliates for consequential damages under any circumstances.

6.2 Licensee shall notify Tice of any infringement or threatened infringement by a third party of any PATENT which shall become known to it. Tice shall use its own discretion in deciding whether to act on this information, and its refusal to act thereon shall not affect this Agreement.

                                  ARTICLE VII
                                  -----------

7.1 Licensee agrees to mark any PATENTED PRODUCT sold pursuant hereto, or to all packages or containers in which PATENTED PRODUCTS are sold, with the numbers of the PATENTS.

7.2(a) Each PRODUCT shall have a sticker supplied by Tice with the logo "TICE TECHNOLOGY" (as registered by Tice) prominently displayed thereon at a location or locations and in a manner and form mutually agreed by Tice and Licensee in writing; it being understood and agreed that the sticker and manner, form and location(s) shown in Schedule D are mutually acceptable and agreed. Each Operator and Service Manual and Sales Brochure shall have the logo "TICE TECHNOLOGY" in the same manner and form printed thereon in a prominent location.

     (b) The purchase and sale documents, including invoices, associated with the sale of each Product shall include the following or equivalent approved in writing by Tice:

               "The purchase of this equipment includes the grant of a license to use the equipment to practice methods covered by patents of Tice Engineering and Sales"

7.3 Licensee agrees, at Tice's expense (including the purchase price extended to Licensee's most favored customers) and request, to deliver to Tice one PRODUCT in each Category specified by Tice from current manufacture but no more than two (2) times in any calendar year of the term of this Agreement. Tice may, in its discretion, terminate Section 7.2(a) of this Agreement.

                                 ARTICLE VIII
                                 ------------

8.1 As to each PATENT, all grants, obligations and provisions herein relating thereto shall continue in full force and effect, unless otherwise provided or sooner terminated as herein provided, until the expiration date of said PATENT. In the event any Patent is determined invalid in any court, Licensee shall have the right to withhold reports and payments relating to such Patent until such determination is reversed or vacated. Tice shall be entitled to terminate this Agreement if and when Licensee withholds any report or payment.

8.2 As to all grants, obligations and provisions relating to said KNOW-HOW and TECHNICAL ASSISTANCE, this Agreement shall continue in full force and effect, unless otherwise provided or sooner terminated as herein provided, until (i) with respect to COMMUNICATED KNOW-HOW, the elapse of a five (5) year period from the date of this Agreement and, (ii) with respect to ADDITIONAL KNOW-HOW, until the elapse of a ten (10) year period commencing on the date of the first commercial sale of PRODUCT manufactured by Licensee under this Agreement or the last transfer of KNOW-HOW or provision of TECHNICAL ASSISTANCE or TRAINING pursuant to Section 5.1, whichever last occurs.

8.3 Tice may terminate this Agreement forthwith upon written notice to Licensees if:

          (a) Licensee remains in default in making any payment or report required hereunder, or fails to comply with any other provision hereof for a period of thirty (30) days after written notice of such default or failure is given by Tice to Licensee.

          (b) Licensee shall become insolvent, make an assignment for the benefit of creditors or the like, or commit any act of bankruptcy, or if any order for the compulsory liquidation, reorganization or the like, of Licensee shall be made by any court or governmental agency or the like.

8.4 Any termination of this Agreement shall not relieve Licensee of liability for any payments accrued prior to the effective date of such termination, or for any payments on PRODUCT manufactured under this Agreement prior to the effective date of such termination and sold thereafter.

8.5 Upon termination pursuant to Section 8.3 hereof, Licensee shall have no right or license in or to said KNOW-HOW and hereby agrees to cease and desist using said KNOW-HOW for a reasonable period, which shall not be less than a two (2) year period following the effective date of such termination. Upon the elapse of said two (2) year period, Licensee shall have no right to use or disclose and agrees to desist from use of such of said KNOW-HOW not then generally in the public domain.

                                  ARTICLE IX
                                  ----------

9.1 This Agreement may, at any time, and without Licensee's consent, be assigned by Tice without such assignment operating to terminate, impair or in any way change any of the obligation or rights which Tice would have had, or any of the obligations or rights which Licensee would have had if such assignment had not occurred. From, and after, the making of any such assignment by Tice, the such assignee shall be substituted for Tice as a party hereto and Tice shall no longer be bound hereby.

9.2 This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of both parties, but no assignment by Licensee of this Agreement, or any part thereof, including any transfer or the like in conjunction with a sale, merger or the like of Licensee or any part thereof, shall have any force or validity whatsoever, except, unless and until approved in writing by Tice.

                                   ARTICLE X
                                   ---------

10.1      Tice represents and warrants:

          a) Tice owns the Patents listed in Schedule A free of any lien or encumbrance;

          b) Tice has the right to prosecute the patent applications listed in Schedule A and upon issuance of any patents pursuant thereto will own the same, free of any lien or encumbrance;

          c) Tice employees having access to Tice KNOW-HOW have executed agreements pursuant to which they have undertaken not to use the Tice KNOW-HOW and/or have a fiduciary duty to Tice not use Tice KNOW-HOW except for Tice purposes nor to disclose the same to others;

          d) As of the date of this Agreement, Tice is not aware of any patent (United States or Foreign) owned by any other person, firm or corporation that is infringed by PRODUCT.

10.2 Tice and Licensee each represents and warrants to the other that each respectively has full power and authority to enter into this License Agreement and to carry out the transactions contemplated hereby, and that all necessary corporate action has been duly taken in connection therewith.

                                   ARTICLE XI
                                   ----------

11.1 Each of the parties shall inform the other of any infringement of the Patents of which it becomes aware.

11.2 Tice shall have the right but not the obligation to take action against the infringer.

                                  ARTICLE XII
                                  -----------

12.1 Subject to other provisions of this Agreement which shall control, either party shall hold in confidence and not disclose to any third party any confidential information disclosed by the other party without a prior written consent of the other party.

12.2 Each party hereto agrees that the contents of this Agreement and any payments or reporting made with respect thereto shall be kept confidential between the parties hereto and shall not be disclosed in the form of press releases or otherwise to third parties except its legal counsel, except to the extent necessary to comply with governmental requirements or otherwise as required by law or legal process.

                                  ARTICLE XIII
                                  ------------

13.1 All notices, requests or communications which either party may desire, or be required, to give to the other shall be in writing and shall be deemed to have been duly served if and when forwarded by registered or certified mail to such address as shall have been designated by notice from the addressee for addressing a notice to it, or if no such designation shall have been made, then to the address of the party appearing above. Any notices, requests or communications not following the above procedure is not effective.

13.2 The failure to act upon any default hereunder shall not be deemed to constitute a waiver of such default.

13.3 The validity, legality and enforceability of any provision hereof shall not be affected or impaired in any way by any holding that any other provision contained herein is invalid, illegal or unenforceable in any respect.

13.4 This Agreement, various confidentiality and non disclosure agreements, and, if entered into by the parties at a later date, the Tice Software Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

13.5 In the event Tice grants a license to a third party on more favorable terms than those herein, then Licensee may at its option substitute a license in the exact form and substance as granted to the third party for the license herein, and payments previously made by Licensee to Tice hereunder shall be credited against payments of like type [e.g. initial payment, continuing royalty] required in such more favorable license. This provision shall not, however, apply to any license to a third party that arises, either directly or indirectly, out of any litigation, or settlement of litigation, with the third party, or which includes some unique consideration other than the payment of moneys or consideration which Licensee cannot provide or which includes other agreements, licenses or rights.

13.6 This Agreement does not include, nor does it infer, any right in Tice to use any of Licensee's trademarks.

13.7 This Agreement shall be interpreted in accordance with the law of state of Tennessee USA and the parties agree that original jurisdiction over the parties and disputes under or related to this Agreement shall reside with the U.S. District Court for the Eastern District of Tennessee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TICE ENGINEERING AND SALES, INC.         BROTHER INDUSTRIES, LTD.


BY /s/ William A. Tice                   By /s/ Yoshihiro Yasui
   -----------------------------            -------------------------

                                   SCHEDULE A
                                   ----------
     (1)  Patent Information

          U.S. Patent No. 5,458,075

          U.S. Application:

               Serial No. 08/656,037
               Filing Date: 24 May 1996.

          PCT Application:
               PCT International Application No.
               PCT/US95/12032
               Dated:  12 Sept. 1995
               Priority Date: 15 Sept 1994

                                  SCHEDULE B
                                  ----------

CATEGORY
--------

AUTOMATIC BACK YOKE SEWER
AUTOMATIC BELT LOOP SEWER
AUTOMATIC BUTTON HOLER
AUTOMATIC BUTTON SEWER
AUTOMATIC COLLAR SEWER
AUTOMATIC CUFF SEWER
AUTOMATIC POCKET SETTER
AUTOMATIC POCKET WELT SEWER
AUTOMATIC SLEEVE VENT SEWER
CHAIN STITCH MACHINE
ELECTRONIC EDGE SEAMER
ELECTRONIC EMBROIDERY MACHINE
FEED OFF THE ARM MACHINE
LOCK STITCH MACHINE
PROGRAMMABLE ELECTRONIC PATTER SEWER

                                  SCHEDULE C
                                  ----------

European Patent Office

Australia

Austria

Switzerland

Germany

France

United Kingdom

Netherlands

Sweden

Japan

South Korea

Canada

                                  SCHEDULE D
                                  ----------

[PICTURE OF TICE LOGO]


                                      30